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                                                                   EXHIBIT 10.18


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                                FEDERAL AND STATE
                           TAX REIMBURSEMENT AGREEMENT


                                      AMONG


                               EL PASO CORPORATION


                                       AND


                             THE CONTROLLED ENTITIES








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                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS........................................................1
   1.01     Definitions......................................................1
   1.02     Construction.....................................................2

ARTICLE II TAX BILLING AGREEMENT.............................................2
   2.01     Invoicing of Controlled Entities for Allocable Taxes.............2
   2.02     Reimbursement Amount.............................................3
   2.03     Disputed Charges.................................................3
   2.04     Set Off..........................................................3

ARTICLE III ASSIGNMENTS, SUBCONTRACTS AND PERFORMANCE OF SERVICES............4
   3.01     Assignments......................................................4
   3.02     Performance of Services..........................................4

ARTICLE IV LIMITATION ON LIABILITY...........................................4

ARTICLE V DISPUTE RESOLUTION.................................................4
   5.01     Disputes.........................................................4
   5.02     Negotiation to Resolve Disputes..................................4
   5.03     Selection of Arbitrator..........................................5
   5.04     Conduct of Arbitration...........................................5

ARTICLE VI TERMINATION.......................................................6
   6.01     Termination......................................................6
   6.02     Effect of Termination............................................6

ARTICLE VII GENERAL PROVISIONS...............................................6
   7.01     Notices..........................................................6
   7.02     Entire Agreement; Superseding Effect.............................7
   7.03     Effect of Waiver or Consent......................................7
   7.04     Amendment or Restatement.........................................7
   7.05     Restriction on Assignment; Binding Effect........................7
   7.06     Governing Law; Severability......................................7
   7.07     Further Assurances...............................................8
   7.08     Directly or Indirectly...........................................8
   7.09     Counterparts.....................................................8
   7.10     Additional members of affiliated group...........................8


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                                FEDERAL AND STATE
                           TAX REIMBURSEMENT AGREEMENT

         THIS AGREEMENT ("Agreement"), dated as of this the 22nd day of May, 2003 ("Effective Date"), is by and among El Paso Corporation, a Delaware corporation ("El Paso"), and each of the entities listed on the signature page(s) of this Agreement under the column entitled "Controlled Group Entities" (collectively, the "Controlled Entities" and, together with El Paso, the "Parties").

                                R E C I T A L S:

         WHEREAS, El Paso is a holding company that owns, directly or indirectly, voting securities in numerous subsidiaries and affiliates; and

         WHEREAS, a substantial number of such subsidiaries and affiliates are members of an affiliated group of which El Paso is the common parent and that files a consolidated federal income tax return with El Paso (and files similar group returns under applicable state tax laws); and

         WHEREAS, El Paso customarily pays the federal, state and local income taxes that are due and payable by its consolidated tax group, and requires each member of such group to reimburse El Paso for its proportionate share as determined in accordance with the applicable tax policy or policies that El Paso has in effect from time to time; and

         WHEREAS, El Paso has determined to evidence such reimbursement policy by entering into an agreement with each member of its consolidated group on the terms set forth in (or consistent with those set forth in) this Agreement (with such modifications thereto as El Paso determined to be appropriate; and

         WHEREAS, El Paso and the Controlled Entities have agreed to enter into this Agreement for the purposes referred to above;

         NOW, THEREFORE, for and in consideration of the agreements set forth herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01 DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:

         "AFFILIATE" shall mean with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, through the ownership of voting securities, by contract or otherwise.

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         "AGREEMENT" is defined in the introductory paragraph.

         "ARBITRATION NOTICE" is defined in Section 5.02 (c).

         "ARBITRATOR" is defined in Section 5.03(a).

         "CONTROLLED ENTITIES" is defined in the introductory paragraph.

         "DEFAULT RATE" shall mean an interest rate (which shall in no event be higher than the rate permitted by applicable law) equal to 300 basis points over LIBOR.

         "DISPUTE" is defined in Section 5.01.

         "EFFECTIVE DATE" is defined in the introductory paragraph.

         "EL PASO" is defined in the introductory paragraph.

         "PARTIES" is defined in the introductory paragraph.

         "PERSON" means any individual, corporation, partnership, joint venture, trust, limited liability company, association, unincorporated organization or other entity.

         "POLICIES" is defined in Section 2.01.

         "REIMBURSEMENT AMOUNT" is defined in Section 2.02.

         "RETURNS" is defined in Section 2.01.

         Other terms defined herein have the meanings so given them.

         1.02 CONSTRUCTION. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; and (d) references to money refer to legal currency of the United States of America.

                                   ARTICLE II
                              TAX BILLING AGREEMENT

         2.01 INVOICING OF CONTROLLED ENTITIES FOR ALLOCABLE TAXES. At such time as El Paso files its annual consolidated U.S. federal income tax return or any of the various annual state income tax returns (the "Returns") and upon subsequent amendments to, audit settlements of, or carrybacks to those Returns, or at such other time as is required under the Policies then in effect, El Paso may invoice or credit the Controlled Entities for the related balance in their respective accrued income tax accounts as computed under the El Paso Corporation and Consolidated Subsidiaries Accounting Policy for the Accrual of U.S. Federal Income Taxes (a copy of which is attached hereto as Annex I; the "Federal Policy") and the Intercompany State Income Tax Allocation and Payments Policy (a copy of which is attached as


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Annex II; the "State Policy" and, together with the Federal Policy, the
"Policies"). In the circumstance where a Controlled Entity is not consolidated for GAAP purposes but is included in any Return, El Paso may invoice each Controlled Entity for the balance in its accrued income tax accounts, as computed under the Policies, on a quarterly basis. At any time during the term of this Agreement El Paso may amend, modify or restate either of the Policies and, at such time as El Paso delivers to the Controlled Entities a copy of such amended, modified or restated policy it shall be added to or substituted for the Policy so amended, modified or restated and the Parties shall cause same to be attached as an Annex hereto (but the failure to so attach same shall not cause any of the Parties not to be bound thereby). From and after the receipt by the Controlled Entities of an amendment or modification to, or restatement of, a Policy, such Policy shall be deemed so amended, modified or restated.

         2.02 REIMBURSEMENT AMOUNT. The amount invoiced to a Controlled Entity in accordance with Section 2.01 that, as of the date of determination remains unpaid, is referred to herein as the "Reimbursement Amount." The Reimbursement Amount shall be settled by a Controlled Entity either (i) by transfer of funds from such Controlled Entity pursuant to the cash management policy then in effect between El Paso and such Controlled Entity (as such cash management policy may be amended from time to time during the term of this Agreement) or
(ii) if a cash management policy is not then in effect between such Controlled Entity and El Paso or such Controlled Entity is prohibited from accessing or otherwise utilizing same, such Controlled Entity shall pay such Reimbursement Amount to El Paso by check payable in immediately available funds or by wire transfer to an account specified by El Paso of immediately available funds.

         2.03 DISPUTED CHARGES. ANY CONTROLLED ENTITY MAY, WITHIN ONE YEAR AFTER RECEIPT OF THE INTERCOMPANY ACCOUNT CHARGE FROM EL PASO, TAKE WRITTEN EXCEPTION TO SUCH CHARGE, ON THE GROUND THAT THE SAME WAS NOT A PROPER ALLOCATION IN ACCORDANCE WITH THE APPLICABLE POLICY THEN IN EFFECT. SUCH CONTROLLED ENTITY SHALL NEVERTHELESS PAY IN FULL WHEN DUE THE FULL REIMBURSEMENT AMOUNT INVOICED TO SUCH CONTROLLED ENTITY BY EL PASO. SUCH PAYMENT SHALL NOT BE DEEMED A WAIVER OF THE RIGHT OF SUCH CONTROLLED ENTITY TO RECOUP ANY CONTESTED PORTION OF ANY AMOUNT SO CHARGED. HOWEVER, IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED NOT TO BE SUCH CONTROLLED ENTITY'S ALLOCABLE SHARE OF TAXES IN ACCORDANCE WITH THE POLICIES APPLICABLE THERETO, SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) SHALL BE REFUNDED BY EL PASO TO SUCH CONTROLLED ENTITY TOGETHER WITH INTEREST THEREON AT THE DEFAULT RATE DURING THE PERIOD FROM THE DATE OF PAYMENT BY SUCH CONTROLLED ENTITY TO THE DATE OF REFUND BY EL PASO.

         2.04 SET OFF. If any amount is currently due and owing by El Paso to any Controlled Entity under any other agreement between the Parties, then any such amounts shall be aggregated and such Controlled Entity and El Paso shall discharge their obligations by netting those amounts against any amounts owed by such Controlled Entity to El Paso under this


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Agreement. If any Controlled Entity or El Paso owes the other Party a greater aggregate amount, that Party shall pay to the other Party the difference between the amounts owed.

                                  ARTICLE III
              ASSIGNMENTS, SUBCONTRACTS AND PERFORMANCE OF SERVICES

         3.01 ASSIGNMENTS.

              (a) Without the prior consent of El Paso, none of the Controlled Entities may sell, assign, transfer or convey any of its rights, or delegate any of its obligations, under this Agreement to any Person.

              (b) Without the prior consent of a Controlled Entity, El Paso may not sell, assign, transfer or convey of any of its rights of, or delegate any of its obligations to, such Controlled Entity under this Agreement to any Person.

         3.02 PERFORMANCE OF SERVICES. Subject to the other provisions hereof, El Paso agrees to use its reasonable efforts to prepare and file such Return and take all other actions necessary or appropriate in connection therewith in a reasonable, prudent and timely manner.

                                   ARTICLE IV
                             LIMITATION ON LIABILITY

         In no event shall either El Paso or any Controlled Entity have any liability to the other for any incidental, indirect, special or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed of the possibility of the existence of such damages.

                                   ARTICLE V
                               DISPUTE RESOLUTION

         5.01 DISPUTES. This Article V shall apply to any dispute arising under or related to this Agreement (whether arising in contract, tort or otherwise, and whether arising at law or in equity), including (a) any dispute regarding the construction, interpretation, performance, validity or enforceability of any provision of this Agreement or whether any Person is in compliance with, or breach of, any provisions of this Agreement, and (b) the applicability of this
Article V to a particular dispute (collectively, a "Dispute"). The provisions of this Article V shall be the exclusive method of resolving Disputes. For purposes of this Article V, each of El Paso, on the one hand, and any Controlled Entity or Controlled Entities involved in the Dispute, on the other hand, shall be a "Participant".

         5.02 NEGOTIATION TO RESOLVE DISPUTES. If a Dispute arises which is not resolved in 30 days, the Participants shall attempt to resolve such Dispute through the following procedure:

              (a) first, an executive officer of each of the Participants shall promptly meet (whether by phone or in person) in a good faith attempt to resolve the Dispute;


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              (b) second, if the Dispute is still unresolved after 20 days following the commencement of the negotiations described in Section 5.02(a), then the chief executive officers of each of the Participants will promptly meet (whether by phone or in person) in a good faith attempt to resolve the Dispute; and

              (c) third, if the Dispute is still unresolved after 10 days following the commencement of the negotiations described in Section 5.02(b), then any Participant may submit such Dispute to binding arbitration under this
Article V by notifying the other Participant (an "Arbitration Notice").

         5.03 SELECTION OF ARBITRATOR.

              (a) Any arbitration conducted under this Article V shall be heard by a sole arbitrator (the "Arbitrator") selected in accordance with this Section
5.03. Each Participant and each proposed Arbitrator shall disclose to the other Participants any business, personal or other relationship or affiliation that may exist between such Participant and such proposed Arbitrator, and any Participant may disapprove of such proposed Arbitrator on the basis of such relationship or affiliation.

              (b) The Participant that submits a Dispute to arbitration shall designate a proposed Arbitrator in its Arbitration Notice. If any other Participant objects to such proposed Arbitrator, it may, on or before the 10th day following delivery of the Arbitration Notice, notify the other Participants of such objection. The Participants shall attempt to agree upon a mutually-acceptable Arbitrator. If they are unable to do so within 20 days following delivery of the notice described in the immediately-preceding sentence, any Participant may request the American Arbitration Association ("AAA") to designate the Arbitrator. If the Arbitrator so chosen shall die, resign or otherwise fail or becomes unable to serve as Arbitrator, a replacement Arbitrator shall be chosen in accordance with this Section 5.03.

         5.04 CONDUCT OF ARBITRATION. The Arbitrator shall expeditiously (and, if possible, within 90 days after the Arbitrator's selection) hear and decide all matters concerning the Dispute. Except as the Participants agree otherwise, the arbitration hearing shall be held in the City of Houston, Texas and such arbitration shall be conducted in accordance with the then-current Commercial Arbitration Rules of the AAA (excluding rules governing the payment of arbitration, administrative or other fees or expenses to the Arbitrator or the
AAA), to the extent that such rules do not conflict with the terms of this Agreement. Except as expressly provided to the contrary in this Agreement, the Arbitrator shall have the power (a) to gather such materials, information, testimony and evidence in the manner as it deems appropriate relevant to the dispute before it (and each Participant will provide such materials, information, testimony and evidence requested by the Arbitrator, except to the extent any information so requested is proprietary, subject to a third-party confidentiality restriction or to an attorney-client or other privilege) and (b) to grant injunctive relief and enforce specific performance. If it deems necessary, the Arbitrator may propose to the Participants that one or more other experts be retained to assist it in resolving the Dispute. The retention of such other experts shall require the unanimous consent of the Participants, which shall not be unreasonably withheld. Each Participant, the Arbitrator and any proposed expert shall disclose to each other any business, personal or other relationship or affiliation that may exist between such Participant (or the


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Arbitrator) and such proposed expert; and any Participant may disapprove of such proposed expert on the basis of such relationship or affiliation. The decision of the Arbitrator (which shall be rendered in writing) shall be final, nonappealable and binding upon the Participants and may be enforced in any court of competent jurisdiction; provided that the Participants agree that the Arbitrator and any court enforcing the award of the Arbitrator shall not have the right or authority to award punitive or exemplary damages to any Participant. The responsibility for paying the costs and expenses of the arbitration, including compensation to the Arbitrator and any experts retained by the Arbitrator, shall be allocated between the Participants in a manner determined by the Arbitrator to be fair and reasonable under the circumstances. Each Participant shall be responsible for the fees and expenses of its respective counsel, consultants and witnesses, unless the Arbitrator determines that compelling reasons exist for allocating all or a portion of such costs and expenses in another manner. Any costs or expenses incurred by a Participant(s) in enforcing any award of the Arbitrator shall be borne by the Participant challenging the enforcement.

                                   ARTICLE VI
                                   TERMINATION

         6.01 TERMINATION. This Agreement shall terminate upon the first to occur of (i) as to any Controlled Entity, 90 days after El Paso delivers written notice of termination to such Controlled Entity, (ii) as to any Controlled Entity, upon such Controlled Entity ceasing to be a member of the affiliated group of which El Paso is the common parent, and (iii) as to any Controlled Entity, mutual agreement of El Paso and such Controlled Entity.

         6.02 EFFECT OF TERMINATION. If this Agreement is terminated in accordance with Section 6.01 as to any Controlled Entity, all rights and obligations under this Agreement in respect of such Controlled Entity shall cease except for (a) obligations that expressly survive termination of this Agreement; (b) liabilities and obligations that have accrued prior to such termination, including the obligation to pay any amounts that have become due and payable prior to such termination, and (c) the obligation to pay any portion of the Reimbursement Amount that has accrued prior to such termination, even if such portion has not become due and payable at that time.

                                  ARTICLE VII
                               GENERAL PROVISIONS

         7.01 NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile, telegram, telex, cablegram or similar transmission; and a notice, request or consent given under this Agreement is effective on receipt by the Party to receive it; provided, however, that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day. All notices, requests and consents to be sent to El Paso must be sent to or made at the address given below for El Paso, or such other address as El Paso may specify by notice to the Controlled Entities. All notices, requests and consents (including copies thereof) to be sent to any Controlled Entity must be sent


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to or made at the address given below for the Controlled Entities, or such other address as such Controlled Entity may specify by notice to El Paso.

         Address for Notices:

         If to any of the Controlled Entities, to:

         [NAME OF CONTROLLED ENTITY]
         c/o El Paso Production Holding Company
         Nine Greenway Plaza
         Houston, Texas  77046
         Attention:
                     ---------------------------------------------
         Facsimile:  (   )
                      --- ----------------------------------------

         If to El Paso, to:

         El Paso Corporation
         1001 Louisiana Street
         Houston, Texas  77002
         Attention:
                     ---------------------------------------------
         Facsimile:  (   )
                      --- ----------------------------------------

         7.02 ENTIRE AGREEMENT; SUPERSEDING EFFECT. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

         7.03 EFFECT OF WAIVER OR CONSENT. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Party in the performance by that Party of its obligations under this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Party of the same or any other obligations of that Party under this Agreement. Except as otherwise provided in this Agreement, failure on the part of a Party to complain of any act of another Party or to declare another Party in default under this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Party of its rights with respect to that default until the applicable statute-of-limitations period has run.

         7.04 AMENDMENT OR RESTATEMENT. This Agreement may be amended or restated only by a written instrument executed by each of the Parties.

         7.05 RESTRICTION ON ASSIGNMENT; BINDING EFFECT. Subject to Article III, this Agreement is binding on and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

         7.06 GOVERNING LAW; SEVERABILITY. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE CONSTRUCTION OR THE INTERPRETATION OF THIS


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AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. If any provision of this Agreement or the application thereof to any Person or any circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         7.07 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

         7.08 DIRECTLY OR INDIRECTLY. Where any provision of this Agreement refers to action to be taken by any Party, or which such Party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Party, including actions taken by or on behalf of any Affiliate of such Party.

         7.09 COUNTERPARTS. This Agreement may be executed in counterparts with the same effect as if each signing party had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

         7.10 ADDITIONAL MEMBERS OF AFFILIATED GROUP. Members of the affiliated group are deemed automatically bound by the provisions of this Agreement by their joining in the filing of a consolidated federal income tax return.

                           [Signature Pages to Follow]


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         IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first set forth above.

                                       EL PASO CORPORATION


                                       By: /s/ Norbert Grijalva
                                           -----------------------
                                       Name: Norbert Grijalva
                                       Title: Vice President


                                       THE CONTROLLED ENTITIES:

                                       EL PASO PRODUCTION HOLDING COMPANY


                                       By: /s/ Norbert Grijalva
                                          ------------------------
                                       Name: Norbert Grijalva
                                       Title: Vice President


                                       EL PASO PRODUCTION COMPANY


                                       By: /s/ Norbert Grijalva
                                          ------------------------
                                       Name: Norbert Grijalva
                                       Title: Vice President


                                       EL PASO PRODUCTION GOM, INC.


                                       By: /s/ Norbert Grijalva
                                          ------------------------
                                       Name: Norbert Grijalva
                                       Title: Vice President



                                       EL PASO ENERGY RATON, L.L.C.


                                       By: /s/ Norbert Grijalva
                                          ------------------------
                                       Name: Norbert Grijalva
                                       Title: Vice President, El Paso Production
                                              Company Managing Member of El Paso
                                              Energy Raton, L.L.C.


                                       VERMEJO MINERALS CORPORATION


                                       By: /s/ Norbert Grijalva
                                          ------------------------
                                       Name: Norbert Grijalva
                                       Title: Vice President


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